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                                                                      Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the Retirement Savings Plan of ConocoPhillips Company of our report dated June 28, 2004, with respect to the financial statements and schedules of the Retirement Savings Plan of ConocoPhillips Company included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                          /s/ ERNST & YOUNG LLP
Houston, Texas                            ERNST & YOUNG LLP
June 28, 2004